UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 6, 2013

APPALACHIAN POWER COMPANY
(Exact name of registrant as specified in its charter)

Virginia	333-191392	54-0124790
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Riverside Plaza, Columbus, Ohio	43215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(614) 716-1000

APPALACHIAN CONSUMER RATE RELIEF FUNDING LLC
(Exact name of registrant as specified in its charter)

Delaware	333-191392-01	46-3706150
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Riverside Plaza, Columbus, Ohio	43215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(614) 716-3627

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The Registrant and Co-Registrant are filing the exhibits listed in Item 9.01(d) below in connection with the issuance of the Senior Secured Consumer Rate Relief Bonds as described in the Preliminary Prospectus Supplement dated November 1, 2013 and the Final Prospectus Supplement dated November 6, 2013.  It is anticipated that the Bonds will be issued on November 15, 2013.

Item 9.01.  Financial Statements and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits.

Exhibit No.	Description of Exhibit

1.1
Underwriting Agreement, dated as of November 6, 2013, among Appalachian Consumer Rate Relief Funding LLC (the “Issuing Entity”), Appalachian Power Company (“APCo”) and Morgan Stanley & Co. LLC and RBS Securities Inc., as representatives of the several underwriters.

3.2	Amended and Restated Limited Liability Company Agreement, dated as of October 28, 2013, of Appalachian Consumer Rate Relief Funding LLC.

4.1	Indenture, to be dated as of November 15, 2013, between the Issuing Entity and U.S. Bank National Association, as Indenture Trustee (the “Indenture Trustee”).

99.1	Servicing Agreement, to be dated as of November 15, 2013, between the Issuing Entity and APCo, as servicer.

99.2	Consumer Rate Relief Property Sale Agreement, to be dated as of November 15, 2013, between the Issuing Entity and APCo, as seller.

99.3	Administration Agreement, to be dated as of November 15, 2013, between the Issuing Entity and APCo, as Administrator.

99.7	Series Supplement, to be dated as of November 15, 2013, between the Issuing Entity and the Indenture Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPALACHIAN POWER COMPANY

/s/ Thomas G. Berkemeyer
By: Thomas G. Berkemeyer
Title: Assistant Secretary

APPALACHIAN CONSUMER RATE RELIEF FUNDING LLC

/s/ Thomas G. Berkemeyer
By: Thomas G. Berkemeyer
Title: Assistant Secretary

Date:  November 12, 2013